FOURTH AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") made the 10th day of December, 1996, and effective as of September 30, 1996, by and between PNC BANK, NATIONAL ASSOCIATION, successor by merger to MIDLANTIC BANK, N.A. ("Lender"), having offices at 1600 Market Street, Philadelphia, Pennsylvania 19103; THE JUDGE GROUP, INC.. a corporation organized under the laws of the Commonwealth of Pennsylvania, formerly known as "Judge, Inc." ("Judge Group") having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19006; JUDGE, INC., a corporation organized on September 27, 1996 under the laws of the Commonwealth of Pennsylvania ("New Judge, Inc.") having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004; JUDGE TECHNICAL SERVICES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Judge Technical") having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004; JUDGE PROFESSIONAL SERVICES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Judge Professional") having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004; THE BERKELEY ASSOCIATES CORP., a corporation organized under the laws of the State of Delaware ("Berkeley Associates") having its principal place of business at Two Bala Plaza, Suite 504, Bala Cynwyd, Pennsylvania 19004; JUDGE ACQUISITION, INC., a corporation organized under the laws of the State of Delaware ("Judge Acquisition") having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004 ("Judge Acquisition also trades under the name Systems Automation, Inc.") JUDGE IMAGING SYSTEMS, INC., a Delaware corporation ("Judge Imaging"), successor by merger to JUDGE COMPUTER CORPORATION, a corporation organized under the laws of the State of New Jersey and to DATAIMAGE, INC., a Delaware corporation ("DataImage"), having its principal place of business at Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania 19004; JUDGE ELECTRONICS SERVICES OF FLORIDA, INC., a Florida corporation ("Judge of Florida") having its principal place of business at 500 N. Westshore Boulevard, Suite 850, Tampa, Florida 33609; JUDGE INC. OF NEW JERSEY, a New Jersey corporation ("Judge of New Jersey") having its principal place of business at 379 Thornall Road, 6th Floor, Edison, New Jersey 08818 and JUDGE TECHNICAL SERVICES OF N.J., INC. a New Jersey corporation ("Judge Technical of NJ") having its principal place of business at 379 Thornall Road, 6th Floor, Edison, New Jersey 08818 (hereinafter Judge Group, New Judge, Inc., Judge Technical, Judge Professional, Berkeley Associates, Judge Acquisition, Judge Imaging, Judge of Florida, Judge of New Jersey and Judge Technical of N.J. are collectively called "Borrower or Borrowers"); and Martin
E. Judge, Jr., ("Surety"), residing at 701 Dominion Drive, Moorestown, New Jersey 08057, Michael A. Dunn ("Surety") and Kathleen A. Dunn ("Surety"), husband and wife, each residing at 45 Avondale Avenue, Haddonfield, New Jersey 08033 (each of the foregoing three Sureties being collectively called the "Sureties").

                                  A. BACKGROUND

         Commencing on December 10, 1992, Lender loaned to Judge Group (formerly known as Judge, Inc.) and Judge Technical a revolving line of credit loan facility in the maximum principal sum of up to Two Million Dollars ($2,000,000) pursuant to the terms of a Revolving Security Agreement of even date. Thereafter, Lender loaned various amounts to the Borrowers or to some of the Borrowers in the form of a revolving line of credit loan facility, which as of October 1, 1995, was in the principal sum of Five Million Five Hundred Thousand Dollars ($5,500,000). On June 2, 1995, pursuant to a Second Amended and Restated Loan and Security Agreement of that date, all of the Borrowers became co-borrowers for the amounts due the Lender for the revolving line of credit loan facilities.

         All of the extensions of credit by the Lender to Borrowers were secured by a first security interest in all of the assets of the Borrowers and by the surety agreement of the Sureties. All of the extensions of credit by the Lender to the Borrowers were evidenced by promissory notes, by a Loan and Security Agreement as restated and amended on October 15, 1993, March 8, 1994, February 16, 1995, June 2, 1995, October 1, 1995 and on March 1, 1996, by financing statements filed by Lender with the applicable recording offices, and by other Relevant Documents (hereafter defined) executed and delivered by the Borrowers and/or Sureties to the Lender.

         On September 3, 1996 the Borrowers and the Sureties requested the Lender to renew and/or increase the principal amount of the Revolving Loan (hereafter defined in Section 2A) to Eleven Million Dollars ($11,000,000), subject to the terms and conditions herein and to the Relevant Documents (hereafter defined), and the Lender, subject to the terms and conditions in the Relevant Documents, agreed to renew and increase the principal amount of the Revolving Loan to Eleven Million Dollars ($11,000,000).

         Since September 3, 1996, certain events have occurred which added to or changed the corporate structure or organization of the Borrowers. These consisted of the following:

         (a) On or about September 23, 1996, the then existing Pennsylvania corporation, Judge, Inc., changed its name to The Judge Group, Inc.;

         (b) On or about September 26, 1996, Judge Group acquired the issued and outstanding capital stock of Berkeley Associates;

         (c) On or about September 27, 1996, Judge Group formed the new Pennsylvania subsidiary corporation now known as Judge, Inc.; and


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         (d) On or about July 30, 1996, Judge Group formed the new Delaware subsidiary corporation known as Judge Acquisition, Inc. On or about September 30, 1996, Judge Group acquired the assets of Systems Automation, Inc. a Massachusetts corporation and contributed same to Judge Acquisition. For purposes of collecting the receivables of Systems Automation, Judge Acquisition is using the name "Systems Automation".

         On or about September 9, 1996, PNC Bank, National Association, acquired Midlantic Bank, N.A. by merger. The Lender is now known as PNC Bank, National Association.

         The Borrowers and the Sureties are desirous of participating in the Revolving Loan under the terms and conditions previously agreed upon by the parties in the Third Amended and Restated Loan and Security Agreement signed by the parties on September 3, 1996, and the Lender, subject to the terms and conditions of the Relevant Documents including this Fourth Amended and Restated Loan and Security Agreement, has agreed to include all the Borrowers as borrowers under the Revolving Loan, to make certain modifications to the terms and conditions thereof, and to memorialize same, hence this Agreement to be effective as of September 30, 1996.

                          B. INCORPORATION OF RECITALS

         The recitals set forth in the Background section of this Agreement are hereby incorporated by reference into this Agreement as if same had been fully set forth at length herein.

                         C. REAFFIRMATION OF AMOUNT DUE

         Borrower and Sureties hereby acknowledge and agree that as of December 9, 1996, there is due and owing to Lender on the Revolving Loan the principal sum of Eight Million Seven Hundred Forty Six Thousand Four Hundred Ninety Nine and 52/100 Dollars ($8,746,499.52) and all accrued and unpaid interest thereon. This Fourth Amended and Restated Loan and Security Agreement restates and amends the Third Amended and Restated Loan and Security Agreement dated September 3, 1996, and supersedes same only to the extent that this Agreement is inconsistent with the Third Amended and Restated Loan and Security Agreement.

                D. AGGREGATE PRINCIPAL SUM DUE; RENEWAL COMMITTED
                               LINE OF CREDIT NOTE

         At the request of Borrower, the Lender on September 3, 1996, increased the line of credit due the Lender by the Borrower from Five Million Five Hundred Thousand Dollars ($5,500,000.00) to Eleven Million Dollars ($11,000,000) (defined hereinbelow

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


as the "Revolving Loan"). The Revolving Loan shall be evidenced by the Renewal Committed Line of Credit Note of the Borrower of even date herewith (the "Committed Line of Credit Note"). Anything to the contrary contained herein, in the Committed Line of Credit Note or any other Relevant Documents notwithstanding, at no time shall the aggregate principal amount of the Revolving Loan and the Term Loan outstanding and due the Lender by the Borrower exceed the principal sum of Eleven Million Dollars ($11,000,000).

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and intending to be legally bound hereby, the parties restate their agreements and understandings as follows:

              1.  DEFINITIONS

                  "Account" - as defined in Section 2A.1(c)(i).

                  "Banking Day" - any day other than a Saturday, Sunday or legal holiday for banks under the laws of the Commonwealth of Pennsylvania.

                  "Capital Expenditures" as defined in Section 6.19.

                  "Collateral" - as defined in Section 3.2(b).

                  "Committed Line of Credit Note" - the Eleven Million Dollar ($11,000,000) Renewal Committed Line of Credit Note evidencing the Revolving Loan and dated of even date herewith, when not referred to by its full title as more fully described in Section 2A.1(a).

                  "Default Rate" - a rate of interest per annum in excess of the rate otherwise applicable at the time to the Revolving Loan or the Term Loan as set forth in the Notes.

                  "Equipment" - as defined in Section 3.2(c).

                  "ERISA" - as defined in Section 4.17.

                  "Event of Default" - as defined in Section 8.

                  "Immediately" - shall mean within three (3) business days.

                  "Initial Public Offering" - as described in Section 2B.

                  "Interest Coverage" - as defined in Section 6.18.


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



                  "Inventory" - as defined in Section 2A.1(c)(iv).

                  "Liabilities" - shall mean liabilities as determined in accordance with generally accepted accounting principles but excludes debt subordinated to the Obligations due the Lender.

                  "Limitation on Compensation" - as defined in Section 6.20.

                  "Loans" - the Revolving Loan and the Term Loan.

                  "Notes" - The Committed Line of Credit Note and the Term Loan Note.

                  "Obligations" - as defined in Section 3.2(a).

                  "Prime Rate" - the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers. The prime rate of the Lender may not necessarily be the same rate of interest as charged by other lenders as their prime or base rate of interest.

                  "Qualified Accounts" - as defined in Section 2A.1(c)(ii).

                  "Ratio of Liabilities" - as defined in Section 5.15.

                  "Related Entity" - any corporate subsidiary of Borrower, and any unincorporated association or other entity through which Borrower conducts any part of its business.

                  "Relevant Documents" - any and all documents and instruments delivered to Lender pursuant or incident to this Agreement or the Loans (a) by Borrower or any Related Entity, (b) by any pledgor or grantor of a lien, security interest or other right, or (c) by any guarantor of any of the Obligations, including without limitation the guaranty of the Obligations of Borrower executed by the Sureties on even date and the prior Relevant Documents which continue in full force and legal effect not superseded hereby.

                  "Revolving Loan" - as defined in Section 2A.

                  "Revolving Loan Limit" - as defined in Section 2A.1(b).

                  "Sureties" shall mean Martin E. Judge, Jr., individually; Michael A. Dunn, individually and Kathleen A. Dunn, individually, husband and wife.


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



                  "Tangible Net Worth" - as defined in Section 5.15.

                  "Term Loan" - as defined in Section 2D.

                  "Term Loan Note" - the promissory Commercial Term Note dated September 3, 1996, evidencing the Term Loan of Lender to Borrower.

                  "UCC" - the Uniform Commercial Code as in effect from time to time in the Commonwealth of Pennsylvania.

                  "Unbilled Receivables" shall mean amounts which are due for services rendered for which an invoice has not as yet been issued to a customer.

                  "Working Capital" - as defined in Section 6.18.

             2A.  REVOLVING LOAN; ACCOUNTS; LETTERS OF CREDIT;
                  INVENTORY

                  2A.1     Amount and Certain Definitions.

                      (a) Lender may at its discretion, upon the request of Borrower, make loans hereunder to Borrower ("Revolving Loan") from time to time on a revolving loan basis in an aggregate principal amount not in excess at any time outstanding of the Borrower's Revolving Loan Limit; provided that, if the outstanding amount of the Revolving Loan should exceed the Revolving Loan Limit at any time, such excess (i) shall nevertheless be secured by the Collateral and be subject to the terms of this Agreement, and (ii) shall be payable immediately upon demand by Lender. No out-of-formula overadvances shall be permitted at any time. The Revolving Loan shall be payable (i) on the maturity date of the Revolving Loan as set forth in the Committed Line of Credit Note, or (ii) at such other time as is provided in Section 9 or elsewhere in this Agreement, whichever of (i) or (ii) shall first occur. The Revolving Loan shall be evidenced by the Committed Line of Credit Note; except as may be otherwise provided in the Committed Line of Credit Note, the Revolving Loan shall be payable in accordance with the terms of this Agreement.

                      (b) Definition of Revolving Loan Limit. Borrower's Revolving Loan Limit shall, subject to Sections 2A.1(d) and 2D hereinbelow, be the lesser of:

                          (i) Eleven Million Dollars ($11,000,000) less the
principal balance due by the Borrower on the Term Loan described in Section 2D below and the outstanding principal balance due by the Borrower on the Letters of Credit described in Section 2A.1(d) below; or

                          (ii) The value of the following Collateral determined
as follows:

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




                      (A) Eighty (80%) percent of the Qualified Accounts (less reserves determined by Lender for advertising allowances, warranty claims and other contingencies) of Judge Group, New Judge, Inc., Judge Technical, Berkeley Associates, Judge Acquisition, Judge Professional, Judge of Florida, Judge of New Jersey, Judge Technical of NJ and Judge Imaging; plus

                      (B) Subject to Section 2B hereinbelow, sixty (60%) percent of the Unbilled Receivables of Judge Technical, but in no event may advances to be made by the Lender against said Unbilled Receivables exceed One Million Five Hundred Thousand Dollars ($1,500,000); less

                      (C) Fifty percent (50%) of the outstanding principal balance due Lender at any given time on the Term Loan.

                  Anything to the contrary contained herein below notwithstanding, the Lender may increase or decrease the stated advance rates with respect to Qualified Accounts and Unbilled Receivables of the Borrower as Lender in its sole and absolute discretion may determine. As provided in Section 2A.1(d) and in Section 2D below, as the Borrower commences making monthly payments to the Lender on the Term Loan, subject to the terms of this Agreement, the Borrower's availability under the Revolving Loan Limit shall increase in an amount equal to the principal reduction made by the Borrower on the Term Loan as of the date said principal payment is made by the Borrower, but in no event shall the Revolving Loan Limit exceed Eleven Million Dollars ($11,000,000.00).

                  Notwithstanding anything herein to the contrary, Borrower acknowledges that the Revolving Loan matures on May 31, 1998 and that during the time the Revolving Loan is outstanding, the aforementioned advance rate of eighty (80%) percent may be reduced by the Lender at its sole discretion and that the Lender may establish reserves or reduce advance rates with respect to Qualified Accounts or limit advances in the nature of letters of credit, at its sole and absolute discretion; provided, however, the Lender agrees to notify the Borrower in writing at least fifteen (15) days in advance of any decrease in the advance rate.

                  Lender, upon fifteen (15) days prior written notice to the Borrower, shall have the right to increase or decrease the Revolving Loan Limit from time to time.

                      (c) Definitions of Account; Qualified Account; Inventory; Qualified Inventory; Net Value of Qualified Inventory.

                          (i) The term "Account" shall mean all items described
in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now existing or hereafter created): all obligations of any kind at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles, or otherwise) including without limitation invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, corporation, governmental authority or other entity, together with all security for any thereof, and all of Borrower's rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof, together with all proceeds and products of any of the foregoing.

                          (ii) The term "Qualified Account" shall mean an
account or accounts which have been identified and described to Lender's satisfaction, are represented by Borrower (by its acceptance of the Revolving Loan thereon) as meeting all of the following criteria on its origination date and thereafter until collected, and is in all other respects acceptable to
Lender:

                              (A) Borrower is the sole owner of the account and
has not sold, assigned or otherwise transferred it, and the Account is not subject to any claim, lien or security interest;

                              (B) The Account is bona fide and legally
enforceable and owing to Borrower for the sale of goods or performance of services in the United States and in the ordinary course of business and the Account does not require any further act on the part of Borrower to make it owing by the Account debtor, and Borrower has delivered to Lender (or, at the time of origination of the Account, if required by Lender, will deliver to Lender) invoices, billings, shipping documents and other documents evidencing the obligation to pay the account;

                              (C) The Account does not represent a conditional
sale, consignment or other sale on a basis other than that of absolute sale, is not evidenced by any note, instrument, chattel paper or like document, and does not arise out of a contract with the United States or any of its departments, agencies or instrumentalities;

                              (D) The Account is invoiced for payment within
five (5) days of the date services are rendered or Inventory or other goods represented thereby are shipped to the Account debtor, and the Borrower's invoice has not been outstanding for more than ninety (90) days, except with respect to Accounts due Judge Imaging by municipalities or school districts where the Borrower's invoice has not been outstanding thirty (30) days after the actual due date up to a maximum of one hundred twenty (120) days;

                              (E) The amount of the Account included in
calculating the Revolving Loan Limit does not exceed twenty (20%) percent of Borrower's total Qualified Account at the time outstanding;

                              (F) The Account is not subject to any defense,
offset, counterclaim, credit, allowance or adjustment except usual and customary prompt payment discounts, nor has the Account debtor returned the goods or indicated any dispute or complaint concerning them;

                              (G) No other Account of the Account debtor is
overdue in payment, the Borrower has not received any notice, nor has it any knowledge, of any facts which adversely affect the credit of the Account debtor;

                              (H) The Account debtor is not a Related Entity or
other affiliate of Borrower nor a director or officer of Borrower or an affiliate of any director or officer; and

                              (I) Any contracted imaging sale by Borrower
assigned to the Lender must be accompanied by a signed customer acceptance criteria sheet.

                          (d) Letters of Credit.

          Lender, at its sole discretion, may issue for the account of Borrower merchandise or stand-by letters of credit in form and content satisfactory to Lender, at its sole discretion, with a term not to extend beyond May 31, 1998. Notwithstanding the foregoing, at no time shall the aggregate face amount of all outstanding letters of credit issued under the Revolving Loan exceed the amount of One Hundred Thousand Dollars ($100,000). Borrower's ability to borrow under the Revolving Loan from time to time shall be reduced by an amount equal to the aggregate face amount of outstanding letters of credit. In the event the Lender is required to fund any letters of credit, the amount advanced by the Lender shall bear interest at the Default Rate of interest applicable in the Committed Line of Credit Note.

                  In the event the Revolving Loan is terminated for any reason or demand is made thereunder, Borrower will deposit with Lender an amount equal to the face amount of all letters of credit then outstanding which have been issued under the Revolving Loan, plus all fees related thereto or to accrue thereunder. Such funds will be held by Lender as cash collateral to secure Borrower's obligations hereunder.

                          (e) The term "Inventory" shall mean all items
described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods,

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



merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

                  2A.2 Interest Rate. Except in the event of the occurrence of an Event of Default as provided in the Committed Line of Credit Note and subject to Section 2B.2(b)(iii) below, the Revolving Loan portion of the Loan (i.e., excluding any principal balance due by the Borrowers to the Lender on the Term
Loan) shall bear interest at a fluctuating interest rate per annum equal at all times to one (1%) percent above Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Lender's Prime Rate, without notice to Borrower; provided, however, upon the occurrence of an Event of Default, the Revolving Loan shall bear interest at the default rate of interest set forth in the Committed Line of Credit Note.

                  2A.3 Payment of Interest. Interest on the Revolving Loan shall be debited, on the due date from any account maintained by Borrower with Lender. Otherwise, Borrower will be obligated to make such payments directly to Lender. All payments are to be made in immediately available funds. If Lender accepts payment in any other form, such payments shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Lender.

                  2A.4 Collection and Remittance.

                      (a) Borrower shall collect its accounts receivable only in the ordinary course of Business. All accounts receivable collections of Borrower will be deposited in a non-interest bearing cash collateral account maintained at Lender (the "Collection Account"). Lender will have sole dominion and control over all items and funds in the Collection Account and such items and funds may be withdrawn only by Lender. Lender will have the right to apply all or any part of such funds towards payment of any of the indebtedness of Borrower to Lender under the Revolving Loan; provided, however, upon the occurrence of a default or an event with which the giving of notice or the passage of time or both would be a default hereunder or under the Loan Documents, Lender may apply all or any part of such funds towards payment of any indebtedness of Borrower to Lender.

                      (b) All items deposited into the Collection Account will be credited by Lender as payments of the principal balance of the Revolving Loan on the day on which such items are deposited into the Collection Account. As compensation for the foregoing arrangement, Borrower will pay to Lender a sum equal to three (3) Banking

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



Days interest on all such deposits at the interest rate for the Revolving Loan. Borrower will reimburse Lender on demand for the amount of any items credited as provided above and subsequently returned unpaid. Lender may terminate the foregoing arrangement upon notice to Borrower.

                      (c) Borrower agrees that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable of Borrower which come into the possession or under the control of Borrower or any employees, agents or other persons acting for or in concert with Borrower, shall be received and held in trust for Lender and such items shall be the sole and exclusive property of Lender. Immediately upon receipt thereof, Borrower and such other persons shall remit the same or cause the same to be remitted, in kind, to Lender. Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to Lender with full recourse to Borrower, all instruments, notes and chattel paper constituting an account receivable. Lender is hereby authorized to open all mail addressed to Borrower and endorse all checks, drafts or other items for payment on behalf of Borrower. Lender is granted a power of attorney by Borrower with full power of substitution to execute on behalf of Borrower and in Borrower's name or to endorse Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

                  2A.5 Determination of Balance of Revolving Loan.

                      (a) In determining the outstanding balance of the Revolving Loan, (i) domestic checks received by Lender's Asset Based Secured Lending Department before three o'clock p.m. (3:00 p.m.) of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day;
(ii) any other form of funds received by Lender's Asset Based Secured Lending Department will be credited on the Banking Day when that Department has received notification of collection if before three o'clock p.m. (3:00 p.m.), and thereafter on the following Banking Day; and (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loan whether or not the item is returned.

                      (b) For the purpose of computing interest on the Revolving Loan and other Obligations, interest shall continue to accrue on the amount of any payment received by Lender's Asset Based Secured Lending Department for a period of three (3) Banking Days after it is credited.

                  2A.6     Monthly and Interim Statements. Once each month
Lender shall render a statement of account to Borrower showing the current status of principal, interest and service charges with respect to the Revolving Loan. If these statements or any interim statements indicate that the outstanding balance of the Revolving Loan

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



exceeds the Revolving Loan Limit, Borrower, at Lender's option, forthwith shall either furnish additional Collateral satisfactory to Lender or pay the difference in cash. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon Borrower, unless Borrower gives Lender written notice to the contrary within ten (10) Banking Days after the sending of the statement by Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of its basis for contending that Lender's statement is incorrect.

                  2A.7 Overdrafts. In the event Lender honors a check of Borrower resulting in Borrower's checking account being overdrawn, then Lender shall be deemed to have loaned the amount of such overdraft to Borrower, pursuant to the terms of this Section 2A, on the Lender's Banking Day immediately preceding the day on which the Borrower's check is tendered to Lender for collection. Lender shall not be obligated to honor any overdraft of Borrower, whether or not it has done so in the past.

                  2A.8 Audit Fees. There will be an annual audit fee of One Thousand Five Hundred Dollars ($1,500) due and payable in advance on December 31, 1996, and on December 31 of each calendar year thereafter while the Revolving Loan remains outstanding.

                  2A.9 Revolving Loan Facility Fee. The Borrower shall pay to the Lender a fee equal to one-fourth (1/4%) percent of the unused portion of the Revolving Loan, which fee shall be due and payable quarterly and in arrears five
(5) business days after the end of each calendar quarter (three (3) months) commencing with the quarter ended September 30, 1996 and on the fifth (5th) business day after the end of each December, March, June and September of each calendar year while the Revolving Loan is outstanding.

                  2A.10 Prepayment. The Revolving Loan may be prepaid in full and the Revolving Loan terminated by Borrower at any time; provided, however, any prepayment and termination of the Revolving Loan by the Borrower shall be accompanied by the following:

                      (a) One (1%) percent of the total Revolving Loan credit facility if prepayment occurs in the first twelve (12) months after September 3, 1996 ("Year 1"); and

                      (b) One-half of one (.5%) percent of the total Revolving Loan credit facility if prepayment occurs in the second twelve (12) months after September 3, 1996 ("Year 2").




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




                  2B. INITIAL PUBLIC OFFERING BY BORROWER

                  2B.1 Borrowers' Intention To Do An Initial Public Offering. The Borrower has advised the Lender that it intends to increase shareholders' equity by at least Twenty Million Dollars ($20,000,000) by means of the sale of capital stock in an initial public offering (the "Initial Public Offering"). The Borrower anticipates that the Initial Public Offering will be completed by January 21, 1997.


                  2B.2 Modification of Loan Terms Upon Completion of Public Offering.

                      (a) The Lender agrees to modify the terms of the Loans as set forth below in Section 2B.2(b), provided the following conditions precedent are first fulfilled by the Borrower:

                          (i) The Borrower receives net proceeds from the
Initial Public Offering of at least Twenty Million Dollars ($20,000,000), such net proceeds have increased the Tangible Net Worth of Borrower and the ratio of Liabilities to Tangible Net Worth as described in Section 5.15 hereof does not exceed 2:1;

                          (ii) The Term Loan due the Lender described in Section
2D below has been paid in full from the proceeds of the Initial Public Offering; and

                          (iii) The Borrower is not in default on the Loans due
the Lender and is otherwise in compliance with all of the terms and conditions of the Relevant Loan Documents.

                      (b) Upon receipt from the Borrower of a written request to modify the terms of the Loans and a certification by the Chief Executive Officer of the Borrower that the conditions precedent set forth in Section 2B.2(a) above have been fulfilled, the Lender agrees to modify the terms of the Revolving Loan as follows:

                          (i) The Unlimited Surety Agreement of the Sureties
shall be released;

                          (ii) The Lender shall no longer be required to make
advances for the Revolving Loan based upon the Unbilled Receivables of Judge Technical as set forth in Section 2A1.b(ii)(B) above;

                          (iii) The interest rate on the Revolving Loan shall be
reduced to a fluctuating interest rate per annum equal at all times to the Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Lender's Prime Rate, without prior notice to Borrower; provided, however, upon the occurrence of an Event of Default, the Revolving Loan shall bear interest at the default rate of interest set forth in the Committed Line of Credit Note; and

                          (iv) The Lender agrees to review and reset, in the
Lender's sole discretion, the financial reporting requirements in Section 5.5., the Financial Covenants set forth in Sections 5.15, and the Negative Covenants in Section 6 hereinbelow.

         2C. ADDITIONAL PROVISIONS RE: INTEREST AND PAYMENTS ON ALL THE LOANS

                 2C.1 Interest Calculation; Lawful Rate. Interest on the Loans shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for the Loans would at any time exceed the maximum permitted by any law then applicable to such Loans, then for such period as such rate would exceed the maximum permitted by such law (and no longer), the rate of interest payable on such Loans shall be reduced to the maximum permitted by such law.

                  2C.2 Charge Against Borrower. Lender may, at its discretion, charge the amount of any payment of principal or interest on the Loans to any checking or loan account of Borrower, deduct such amount from any future Loan to Borrower, or apply any Collateral proceeds or other funds received by Lender against payment of such amount.

                  2C.3 Non-Banking Days. If any payment pursuant to this Agreement or any of the Relevant Documents shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and such extension of time shall be included in computation of the interest or other payment due.

                  2C.4 Reimbursement of Increased Cost to Lender. If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any regulatory body, court or other governmental authority, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such regulatory body, court or authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of this Agreement or any of the Loans, which results in an increased cost or reduced benefit to Lender in maintaining any of the Loans (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time, upon demand, additional amounts sufficient to compensate Lender for such increased costs or reduced benefits, together with interest on each such amount from a date ten (10) days after the date demand until payment in full thereof, at
                                       14
the highest rate then applicable to the Loans. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.

                  2C.5 Name of Lender. Although some of the Relevant Documents may bear the name of Lender's predecessor by merger, Midlantic Bank, N.A., the term "Lender" wherever used is intended to mean PNC Bank, National Association.

                  2D.      TERM LOAN

                           2D.1 Amount and Terms of Term Loan; Documents;
Collateral.

                              (a) Subject to Section 2B hereof, Lender loaned to
Borrower on September 3, 1996, as a Term Loan the principal sum of One Million Dollars ($1,000,000) to refinance, in part, amounts previously borrowed by Borrower from the Lender on the Revolving Loan. Borrower's ability to borrow under the Revolving Loan from time to time shall be reduced by an amount equal to the principal balance outstanding on the Term Loan; provided, however, as the Term Loan principal is reduced (repaid), the availability for borrowing under the Revolving Loan shall be correspondingly restored as is provided in Section 2A.1(b)(i) above.

                              (b) The proceeds of the Term Loan were used, in
part, by the Borrower to satisfy the indebtedness then due by the Borrower to the Internal Revenue Service for past due withholding taxes, interest and penalties of approximately Four Hundred Sixty-Five Thousand Dollars ($465,000.00), to repay an indebtedness then due by the Borrower in the approximate amount of Three Hundred Twenty-Two Thousand Dollars ($322,000.00) to Paul Hansen, a prior shareholder, and to fund miscellaneous capital expenditures. The Borrower provided evidence satisfactory to the Bank of the disbursement of the Term Loan proceeds for such purposes (including proof of satisfaction of the Internal Revenue Service indebtedness).

                              (c) Borrower executed and delivered to Lender on
September 3, 1996, the Term Loan Note and such other documents as Lender required.

                              (d) The Collateral defined hereinbelow in Section
3.2(b) continues to serve as Collateral for the Term Loan and all other Borrower's Obligations due the Lender.

                           2D.2. Interest Rate.  Except in the event of a
default as provided in the Term Loan Note, the Term Loan bears interest at a fluctuating interest rate per annum equal at all times to one and one-half
(1 1/2%) percent above the Lender's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to

Borrower; provided, however, upon the occurrence of an Event of Default, the Term Loan shall bear interest at the default rate of interest set forth in the Term Loan Note.

                           2D.3. Payment of Principal and Interest. The Borrower
is repaying the Term Loan to the Lender in monthly principal payments plus interest at the interest rate set forth above and in the amounts as provided in the Term Loan Note.

                           2D.4. Term of Term Loan. Subject to Section
2B.2(a)(ii) above, the Term Loan is for a term of the lesser of the remaining term of the Term Loan Note months, or, (ii) the completion date of the Initial Public Offering, whichever first occurs.

                           2D.5. Prepayment. The Term Loan may be prepaid in
full, at any time, without prepayment premium or penalty.

         3.       SECURITY INTEREST; ADDITIONAL DEFINITIONS

                  3.1 Reaffirmation of Collateral; Grant of Security Interests. As security for the due and punctual payment and performance of all of the Obligations (defined below), whether pursuant to this Agreement or otherwise, on June 2, 1995 and prior thereto, some of the Borrowers executed and delivered to the Lender their respective General Security Agreements and forms UCC-1 or forms UCC-3, financing statements, pursuant to which those Borrowers pledged, transferred and assigned to Lender, and granted to Lender security interests in (a) all of the Collateral wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower, and (b) all accessions and additions thereto, replacements and substitutions therefor, and proceeds and products thereof. Judge Group, New Judge, Inc., Berkeley Associates and Judge Acquisition have on even date herewith executed and delivered to the Lender their Security Agreement and financing statements (forms UCC-1) so as to pledge and grant to Lender a first security interest in all of their assets as collateral security for the Obligations due Lender by Borrowers (including Judge Group, New Judge, Inc., Berkeley Associates and Judge Acquisition). All of the Borrowers hereby reaffirm, pledge, transfer grant, and assign to Lender, and reaffirm their continuing grants to Lender of security interests in (a) all of the Collateral wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrowers, and (b) all accessions and additions thereto, replacements and substitutions therefor, and proceeds and products thereof. It is the intent of the Borrowers that the security interests of the Lender in the Collateral shall continue to secure the Loans due the Lender by the Borrowers without the necessity on this date of re-filing additional financing statements with respect to Borrowers against whom financing statements have already been filed by Lender. The security interests reaffirmed and granted hereby, and all remedies and other rights stated or referred to in this Agreement or any of the Relevant Documents, shall continue in full force and legal effect until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

                  3.2      Definitions of "Obligations," "Collateral" and
 "Equipment"

                           (a) The term "Obligations" shall mean:

                              (i) all principal of and interest on the Revolving
Loan or the Term Loan, and all other sums payable by Borrower or any Related Entity under the terms of this Agreement or any of the Relevant Documents,

                              (ii) all other indebtedness, liabilities,
obligations and agreements of every kind and nature of Borrower or any Related Entity to or with Lender or any affiliate of Lender,

                              (iii) all guaranties of any of Borrower's
Obligations, and

                              (iv) any participation or interest of Lender or
any affiliate of Lender in any indebtedness, liabilities, obligations or agreements of Borrower, any Related Entity or any such guarantor to or with others, in each case whether now existing or hereafter created, whether now or hereafter contemplated, whether pursuant to this Agreement, any of the Relevant Documents or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, guaranties, loans, interest, charges, fees, expenses or otherwise, whether direct or indirect, whether acquired outright, conditionally or as collateral security from another, whether absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, and whether arising by operation of law or otherwise, and including without limitation any future advances, renewals, extensions, modifications or changes in form of, or substitutions for, any of the items described in this clause and in the preceding clauses (i) through (iii).

                           (b) The term "Collateral" shall mean the following,
wherever located and whether now subject to Section 2B with respect to the Sureties, existing or hereafter created and whether now owned or hereafter acquired: (i) the Borrower's Accounts; (ii) the Borrower's Inventory; (iii) the Borrower's Equipment; (iv) the unlimited continuing guaranty as sureties, of Martin E. Judge, Jr., individually; Michael A. Dunn, individually and Kathleen
A. Dunn, individually, husband and wife; (v) all guaranties, security and liens for payment of any of Borrower's Accounts, and all of Borrower's documents of title, policies or certificates of insurance, insurance proceeds, proceeds of condemnation or other seizure, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; and all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, owned by Borrower or in which Borrower has an interest, which contains information identifying any of the Collateral or identifying an Account debtor or the amount owed by same, or which would otherwise be necessary or helpful in the realization on any of the Collateral; (vi) all of Borrower's moneys, securities, drafts, notes, items, contract rights, leases, licenses and general intangibles, and all general or special deposits, balances, sums, proceeds and credits of Borrower; (vii) all of Borrower's trade names, trademarks, trademark registrations, copyrights, patents, patent applications and licenses, and other franchises and licenses in which Borrower has an interest, and all other tangible personal property similar to any of the foregoing; (viii) all other property of Borrower; (ix) all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement; and (x) all accessions and additions to, replacements and substitutions for, and proceeds and products of, the items described in the preceding clauses (i) through (ix).

                           (c)  The term "Equipment" shall mean all items
described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all of Borrower's equipment, machinery, furniture, fixtures, motor vehicles, parts, supplies and tools, and all other tangible personal property similar to any of the foregoing, and all repairs, modifications, alterations, replacements, additions, controls and operating accessories therefor.

                  3.3 Reaffirmation of Sureties. Martin E. Judge, Jr., Michael
A. Dunn and Kathleen A. Dunn, husband and wife, who have re-executed Unlimited Surety Agreements of payment to the Lender, hereby reaffirm their respective Unlimited Surety Agreements as sureties as to all liabilities due the Lender by the Borrower and agree that said Unlimited Surety Agreements will remain in full force and effect as to all said liabilities due the Lender.

                  3.4 Further Assurances. Borrower shall execute and deliver such financing statements and other documents (in form and substance satisfactory to Lender) and take such other actions as Lender may request from time to time in order to create, perfect or continue the security interests and other liens provided for by this Agreement under the UCC or other laws of the Commonwealth of Pennsylvania or under any other state or federal law.

         4. REPRESENTATIONS AND WARRANTIES

                  All of the representations and warranties set forth in the Relevant Documents are hereby restated and reaffirmed by the Borrowers as of the date hereof, as if such representations and warranties were set forth at length herein. The Borrowers hereby acknowledge that such representations and warranties are being specifically relied upon by the Bank as an inducement to the Bank to enter into this Agreement and as partial consideration for the terms and conditions contained herein. In addition to the representations and warranties already contained in the Relevant Documents, the Borrowers, as a material inducement to the Bank to enter into this Agreement, hereby acknowledge, confirm, represent and warrant that:

                  4.1      Organization and Qualification.

                          (a) Each of the entities comprising the Borrower are
corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions stated at the beginning of this Agreement.

                          (b) Borrower has the power and authority, and all
necessary licenses or other authorizations, to own its properties and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned or used or of the business conducted requires such qualification.

                  4.2      Due Authorization; No Default.

                          (a) The execution, delivery and performance by
Borrower of this Agreement, the Notes and the Relevant Documents are within Borrower's powers, have been duly authorized by all necessary action on the part of Borrower, and do not and will not (i) violate Borrower's Certificate or Articles of Incorporation or ByLaws, or any applicable law or regulation, or any judgment, order or decree of any judicial or other governmental body, (ii) constitute a breach of, or default under, any agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (iii) result in the imposition of any lien, encumbrance or restriction on any assets of Borrower.

                          (b) Borrower has delivered to Lender true and complete
copies of Borrower's resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower's Certificate or Articles of Incorporation and ByLaws, all as in effect on the date hereof and certified by a duly authorized officer of the Borrower.

                          (c) This Agreement and the Relevant Documents upon
their execution and delivery, and the Notes upon their issuance, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                          (d) The Borrowers have no defenses, charges, claims,
demands, pleas or offsets whatsoever in law or equity against the Lender or against the enforcement of the Loan Documents;

                  4.3 No Governmental Consent Necessary. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement, the Notes or any of the Relevant Documents.

                  4.4 No Proceedings. There are no pending or threatened claims, actions, proceedings or investigations before any court, arbitrator, or governmental body or agency that may, singly or in the aggregate, have a material adverse effect on (a) the validity or enforceability of this Agreement, the Notes or any of the Relevant Documents, or the ability of Borrower to perform any of its Obligations, or (b) the financial condition or the properties or operation of Borrower.

                  4.5 Financial Statements.

                          (a) Subject to any limitation stated therein, all
balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender do and will truly and fairly present the financial condition of Borrower as at the respective dates thereof and the results of its operations for the respective dates thereof and the results of its operations for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied during all periods. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.

                          (b) Except as shown on the most recent financial
statements set forth on Schedule 1 to this Agreement, Borrower has no liabilities as of the date hereof which would have an adverse effect on the Collateral or on the financial condition, operations or other properties of Borrower.

                  4.6 No Change in Financial Condition; Solvency.

                          (a) There has been no material change in Borrower's
financial condition since the date of its last financial statements as set forth on Schedule 1 to this Agreement.

                          (b) Borrower's assets, at a fair valuation, exceed
Borrower's liabilities (including, without limitation, contingent liabilities), Borrower is paying its debts as they become due, and Borrower has capital and assets sufficient to carry on its business.

                  4.7 Compliance With Laws. Borrower is in compliance with all federal, state and local statutes, rules, regulations, orders and other provisions of law applicable to its ownership or use of properties or the conduct of its business; Borrower has not received any notice of violation of any of the foregoing; and Borrower is not in violation of any judgment, order or decree of any judicial or other governmental body.

                  4.8 No Other Violation. Borrower is not in violation of any term of its Certificate or Articles of Incorporation or ByLaws, and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) breach of, or a default under, any material agreement, undertaking or instrument to which Borrower is a party or by which it may be affected, or (b) the imposition of any lien, encumbrance or restriction on any property of Borrower.

                  4.9 Taxes and Assessments. Borrower has filed all federal, state and local tax returns and other reports it required to file to the date hereof (or has obtained valid, written extensions as to any not so filed), has paid all taxes, assessments and other governmental charges due and payable to the date hereof except as has been reported to the Lender in writing, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or other governmental charges not provided for or disclosed in the financial statements set forth on Schedule 1 to this Agreement. Borrower's federal income tax returns for the year ended 1990 have been audited by the Internal Revenue Service, and the tax liability of Borrower for such periods has been fully determined by the Internal Revenue Service and satisfied.

                  4.10 Accounts. The list of Accounts delivered to Lender is complete and contains an accurate aging thereof and, except as otherwise specified by Borrower to Lender in writing, each of said Accounts meets the criteria for a Qualified Account stated in Section 2A.1(c)(ii) of this Agreement.

                  4.11 Inventory. Borrower's Inventory, as reflected by its most recent balance sheet included on Schedule 1 to this Agreement, consists of items of a quality and quantity usable or saleable in the ordinary course of its business; the values of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefore; and the values carried on said balance sheet are set at the lower cost or market, in accordance with generally accepted accounting principles consistently applied.

                  4.12 Books and Records. The location of the books and records relating to the accounts and inventory of each Borrower is set forth on Schedule 3.

                  4.13 Location of Tangible Collateral. None of the Inventory, Equipment or other tangible property constituting part of the Collateral is or will be, or has been during the six (6) months preceding execution of this Agreement, located in or on any premises other than those identified in Schedule 2 to this Agreement. Schedule 2 contains an accurate record of all landlords of premises leased by Borrower and of all mortgagees of premises owned by Borrower.

                  4.14 Principal Places of Business and Chief Executive Offices. The principal place of business and chief executive office of each of the Borrowers is set forth on Schedule 3 to this Agreement.

                  4.15 Other Name or Entities. Except as disclosed on Schedule 4 to this Agreement, none of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the seven (7) years preceding the date of this Agreement (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any corporation or other business. Except as set forth in this Agreement, there are no other entities through or by which the Borrower or any affiliate of Borrower transacts business.

                  4.16 Title and Liens. Borrower has good and marketable title to all of the Collateral as sole owner thereof, free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except the liens created by this Agreement and any identified on
Schedule 5 to this Agreement. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

                  4.17 ERISA. Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC"). Neither a reportable event as defined in Section 1343 of ERISA, nor a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, and Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

                  4.18 O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local laws, rules and regulations;

and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such law, rule or regulation.

                  4.19     Environmental Matters.

                          (a) Except as disclosed in Schedule 6 to this
Agreement, no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the New Jersey Environmental Cleanup Responsibility Act ("ECRA") as superseded by the Industrial Site Recovery Act ("ISRA") or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ECRA or ISRA. The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower:

                               6710, 7361 and 5734

                          (b) Except as disclosed in Schedule 6 to this
Agreement, no property owned or used by Borrower and located in the Commonwealth of Pennsylvania has been used for the generation, manufacture, refining, transportation, treatment, storage, handling, disposal, transfer, production or processing of hazardous substances except in compliance with all applicable federal, state and local laws or regulations. Without limiting the generality of the foregoing, no property owned or used by Borrower and located in the Commonwealth of Pennsylvania or any other property owned or operated by the Borrower, is being used, nor has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage, or disposal of solid waste (including solid waste such as sludge). For purposes of this paragraph, "hazardous substances" shall have the meanings ascribed thereto as set forth in Sections 101(14) and (33) of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601(14) and (33)) or 40 CFR Part 302 of the Federal Water Pollution Control Act Amendments of 1972, 33 U.S.C. 1321, or Section 103 of the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. Section 6020.101), or Section 103 of the Pennsylvania Hazardous Materials Emergency Planning and Responsibility Act (35 P.S. Section 6022.103), or in any amendment thereto or any replacement thereof.

                          (c) Borrower is in compliance in all material respect
with all applicable federal, state and local statues, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazardous waste and substances, and other environmental, health and safety matters.

                  4.20 Margin Stock. No part of the proceeds of the Revolving Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

                  4.21 Representations and Warranties True, Accurate and Complete; Confirmation With Each Loan; Adequate Professional Representation.

                          (a) None of the representations, warranties or
statements to Lender contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

                          (b) Borrower's acceptance of each advance on the
Revolving Loan under this Agreement shall constitute a confirmation of the matters set forth in the preceding Sections 4.1 through 4.21(a) as of the date of such Loans. If requested by Lender, Borrower shall further confirm such matters by delivery of a certificate dated the day of the Revolving Loan and signed by a duly authorized officer of Borrower satisfactory to Lender.

                          (c) The Borrower and the Sureties represent to the
Lender that they have, at all times relevant to this Agreement, been represented by advisors of their own selection including but not limited to attorneys at law and certified public accountants; that they have not relied upon any representation, warranty, agreement or information provided by the Lender, its employees, agents or attorneys; that they acknowledge that they have been and are informed of their rights, duties and obligations with respect to the Loans due the Lender under all applicable laws; that they have no set-offs, defenses, claims or recoupments against the Lender with respect to the Loans due the Lender by the Borrower.

                          (d) The Borrower and the Sureties acknowledge and
agree that the Lender has made no representations, warranties, agreements or provided information to them in order to induce the execution of this Agreement. The Borrowers and the Sureties further acknowledge and agree that all agreements of the parties are set forth in this Agreement and/or in the Relevant Loan Documents or written documentation evidencing and/or amending the Revolving Loan or the Term Loan.

         5.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall, unless Lender shall otherwise consent in writing:

                  5.1 Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business.

                  5.2 Payment of Taxes and Other Obligations. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and (b) when due, all other indebtedness and liabilities of any kind now or hereafter owing by it.

                  5.3 Maintenance of Properties. Maintain its properties in good working order and condition.

                  5.4 Notice of Adverse Events. Promptly notify Lender in writing of the occurrence or existence of any of the following: (a) any Event of Default as defined in this Agreement or any event which, with the giving of notice, lapse of time or other condition, would become such an Event of Default;
(b) any matter or event which has resulted in, or may result in, a material adverse change in the financial condition or any property or operations of Borrower; (c) any material claim, action, proceeding or investigation filed or instituted against Borrower, or any adverse determination in any material pending action, proceeding or investigation affecting it; (d) any loss from casualty or theft in excess of Fifty Thousand Dollars ($50,000), whether or not insured, affecting property of Borrower; (e) whether or not otherwise reportable under this Section 5.4, any complaint, citation, order or other notice of a violation or a claim involving any of the following, if the liability or penalty therefor may exceed One Hundred Thousand Dollars ($100,000) singly or in the aggregate: any applicable federal, state or local statute, rule, regulation, order or other provision of law relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or substances, or other environmental, health or safety matters (the notice to Lender to include, along with other relevant information, the name of the complainant or claimant and the nature and potential amount of the claim); (f) any event or condition described in Section 8.15 of this Agreement relating to ERISA; or (g) if any of the representations and warranties contained in this Agreement, or in any of the Relevant Documents or any other writing delivered to Lender by Borrower in connection with this Agreement or any of the transactions contemplated thereby, ceases to be true, correct and complete.

                  5.5 Information and Documents to be Furnished to Lender. Furnish to Lender in form and substance satisfactory to it:

                          (a) Financial Statements:

                             (i) Annual Statements. As soon as available and in
any event within one hundred twenty (120) days after the end of such fiscal year of each Borrower:

                                (A) The certified and audited consolidated and
consolidating income and retained earnings statements of each Borrower for each fiscal year;

                                (B) The certified and audited consolidated and
consolidating balance sheet of each Borrower as at the end of such fiscal year; and
                                (C) The certified and audited consolidated and
consolidating statement of cash flows of each Borrower for such fiscal year;

                                each setting forth in comparative form the
corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with generally accepted accounting principles consistently applied and maintained ("GAAP") and shall be certified and audited by independent certified public accountants of recognized standing acceptable to Lender in the reasonable exercise of its discretion with respect to which such accountants shall deliver their opinion.

                              (ii) Monthly Financial Statements. As soon as
available but in no event later than thirty (30) days after the end of each month, a balance sheet of each Borrower as of the end of such month and statements of income, cash flows and changes in stockholders' equity for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month (all in reasonable detail and with all notes and supporting schedules), prepared on a consolidated and consolidating basis, certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as presenting fairly the financial condition of each Borrower as of the dates and for the periods indicated and as having been prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto.

                           (b) Accounts, Inventory and Accounts Payable
Reports. On or before the fifteenth (15th) day of each month as at the close of the preceding month, and from time to time as Lender may require: certificates and assignment schedules describing the Qualified Accounts and Inventory in detail and total, aging reports of

Accounts, Accounts Payable aging reports, and Collateral and Loan Reconciliation reports, all in such form as Lender may require.

           Borrower shall at least once each week, submit a borrowing base certificate to Lender in such form and containing such information as may be required by the Lender.

                              (c) Change in Status. Immediately, notice
identifying any Inventory or Account that has ceased to be Qualified.

                              (d) Rejection, Delay, Claims. Immediately, notice
of the rejection of goods, delay in performance, or claims made in regard to Accounts.

                              (e) ERISA Documents. As soon as filed or
distributed, all ERISA reports, notices, returns and other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency.

                              (f) Violations. Immediately, a copy of any
complaint, citation, order or other notice of a violation or claim required to be reported pursuant to Section 5.4(e) of this Agreement.

                              (g) Other Documents.

                                 (i) Within thirty (30) days after the last day
of each calendar quarter, a certificate executed by the Chief Executive Officer or Chief Financial Officer of Borrower satisfactory to Lender stating that there then exists no Event of Default hereunder and no event which, with the giving of notice or lapse of time or other condition, would constitute an Event of Default;

                                 (ii) Immediately upon demand of the Bank, all
original and other documents evidencing right to payment, including but not limited to invoices, original orders, and shipping and delivery receipts; and

                                 (iii) Immediately upon demand of the Bank, such
other documents or information as Lender may reasonably request, including financial projections and cash flow analysis.

                  5.6 Access to Records and Property. At any time and from time to time, upon request by Lender (but not in excess of four (4) times annually unless in the opinion of Lender, the Borrower's financial condition or the Collateral is deteriorating in which case there shall be no limitation on the number of reviews by the Lender), give any representative of Lender access during normal business hours to inspect any of Borrower's properties and to examine, copy and make extracts from any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs or the Collateral (including without limitation returns for federal income tax and other taxes).

                  5.7  Insurance at Borrower's Expense.

                      (a) Liability and Property Insurance. Maintain at Borrower's expense (with such insurers, in such amounts and with such deductibles as is satisfactory to Lender) public liability and third party property damage insurance and insurance on the Collateral (including without limitation insurance against fire, explosion, boiler damage, theft, burglary, spoilage, pilferage, loss in transit and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), which insurance shall be evidenced by policies (i) in form and substance satisfactory to Lender, (ii) designating Lender and its assigns as additional co-insureds or loss payees as their interests may appear from time to time, (iii) containing a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence of Borrower or any other person shall not invalidate the insurance as to Lender and its assigns, and (iv) requiring at least thirty (30) days prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

                      (b) Copies of Policies. Upon demand, deliver to Lender the original of each policy evidencing insurance required by this Section 5.7, together with evidence of payment of all premiums.

                      (c) Notice and Proof of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Section 7.1(k).

                      (d) Proceeds. Forthwith upon receipt, endorse and deliver insurance proceeds to Lender, but without limiting the rights of Lender pursuant to Section 7.1(k).

                      In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

                  5.8 Condition of Collateral; No Liens. Maintain the Collateral in good condition and repair at all times, preserve the Collateral from loss, damage, or destruction of any nature whatsoever, and keep the Collateral free and clear of any mortgage, security interest, assignment, pledge, hypothecation, or other lien or encumbrance, except the liens created by this Agreement and any identified on Schedule 5 to this Agreement.

                  5.9 Proceeds of Collateral. Forthwith upon receipt, pay to Lender all proceeds of Collateral, whereupon such proceeds shall become Lender's sole property.

                  5.10 Records. Maintain complete and accurate books and records of all of its operations and properties, including records of the Collateral and the status of each of the Accounts.

                  5.11 Delivery of Documents. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

                  5.12 United States Contracts. If any of the Accounts arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

                  5.13 Further Assurances.

                      (a) From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed concurrently herewith or thereafter with regard to the transactions contemplated by this Agreement.

                      (b) In addition, if Judge Hospitality Services, Inc., Judge Electronic Services of Boston, Inc., Judge Electronic Services of Philadelphia, Inc. or Judge Electronic Services, Inc. operate any business activity after the date hereof, the Borrower shall immediately notify Lender of such business activity, shall grant to Lender a first lien or security interest in the assets of said entity, execute and deliver to Lender such further documents and take such further actions as Lender may reasonably request, and reimburse Lender for all costs and expenses incurred by Lender in connection with such transactions including but not limited to reasonable attorneys fees and costs.

                  5.14 Related Entities. Cause each Related Entity to comply with the covenants stated in this Section 5, to the extent relevant to such Entity, as if stated with reference to such Entity.

                  5.15 Affirmative Financial Covenants. The Borrowers shall comply with the following financial covenants, (the "Financial Covenants") at all times during the term of the Loans. The Financial Covenants shall be tested by the Lender on a calendar quarter basis, i.e. September 30, December 31, March 31 and June 30 of each calendar year during the term of the Loans. The Borrower shall deliver to the Lender within forty-five (45) days after the end of each calendar quarter, schedules setting forth in such detail as may reasonably be required by the Lender, a computation of the Financial Covenants and certified by the Chief Executive Officer or the Chief Financial Officer of Borrowers to be true and correct. The Affirmative Financial Covenants are as follows:


                  (a) Tangible Net Worth. "Tangible Net Worth" shall mean the Borrowers' net worth plus subordinated debt plus Series A Preferred Stock plus subordinated advances from shareholders less officers'/employees' receivables less amounts due on covenants not to compete, all of the foregoing as set forth on the Borrowers' consolidated financial statements prepared in accordance with GAAP. Borrowers' Tangible Net Worth shall not be less than the following amounts at the dates set forth:

                  As of                        Tangible Net Worth
                  -----                        -------------------

                  September 30, 1996                 $1,000,000
                  December 31, 1996                  1,021,000
                  March 31, 1997                     1,340,000
                  June 30, 1997                      4,000,000
                  September 30, 1997                 6,000,000
                  December 31, 1997                  8,500,000
                  March 31, 1998               at least 95% of Tangible
                                               Net Worth as of December 31, 1997
                  June 30, 1998                at least 105% of Tangible
                                               Net Worth as of December 31, 1997
                  September 30, 1998           at least 115% of Tangible
                                               Net Worth as of December 31, 1997
                  December 31, 1998            at least 125% of Tangible
                                               Net Worth as of December 31, 1997

Anything to the contrary contained herein notwithstanding any increase in goodwill and any other intangibles of the Borrowers over the actual amount of goodwill and any other intangibles on the September 30, 1996 financial statements of the Borrowers shall become a reduction of Tangible Net Worth in testing this covenant as of December 31, 1996 and March 31, 1997.

                  (b) Ratio of Liabilities to Tangible Net Worth. The ratio of Borrowers' consolidated Liabilities to Borrowers' Tangible Net Worth shall not exceed the following ratios at the dates indicated:

                  As of                                      Ratio Not to Exceed
                  -----                                      -------------------

                  September 30, 1996                               15.0 to 1
                  December 31, 1996                                19.0 to 1
                  March 31, 1997                                   14.5 to 1
                  June 30, 1997                                     4.5 to 1
                  September 30, 1997                                3.0 to 1
                  December 31, 1997 and thereafter                  3.0 to 1

                  (c) Ratio of Liabilities Service Coverages. During the terms of the Loans, the Borrowers' Liabilities Service Coverage ratio shall be at least 1.5 to 1, except for the period ending September 30, 1996 at which time the Liabilities Service Coverage ratio shall be at least 1.295 to 1 for the period ending December 31, 1996, at which time the Liabilities Service Coverage shall be at least 1.34 to 1, and for the period ending March 31, 1997, the Liabilities Service Coverage shall be at least 0.911 to 1, all measured on a rolling four (4) calendar quarter basis and shall be determined as follows, all as set forth in the Borrowers' consolidated financial statements prepared in accordance with GAAP:

               Net profit plus depreciation plus amortization less
                unfunded capital expenditures less dividends paid
                -------------------------------------------------
                    Current portion of long term Liabilities

         6.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall not, unless Lender shall otherwise consent in writing:

                  6.1 No Consolidation, Merger, Acquisition, Liquidation. Except as provided on Schedule 6.1, enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation; conduct any part of Borrower's business through any corporate subsidiary, unincorporated association or other entity not disclosed on Schedule 4 to this Agreement; or acquire the stock or assets of any person, firm, joint venture, partnership, corporation or other entity, whether by merger, consolidation, purchase of stock or otherwise.

                  6.2 Disposition of Assets or Collateral. Sell, lease, or otherwise transfer or dispose of any or all of the Collateral or other assets of Borrower, other than the sale of Inventory in the ordinary course of business and the retirement of other assets in the normal course of operations.

                  6.3 Other Liens. Incur, create or permit to exist, any mortgage, security interest, assignment, pledge, hypothecation, lien, encumbrance, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, or other preferential arrangement of any type, in each case upon or with respect to any assets of Borrower, whether now owned or hereafter acquired, except (a) liens for taxes not delinquent, (b) the liens created by this Agreement and the Relevant Documents, (c) any liens identified on Schedule 5 to this Agreement, or
(d) liens in an aggregate amount at any time outstanding not exceeding Seven Hundred Thousand Dollars ($700,000) in 1996 and thereafter.

                  6.4 Other Liabilities. Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except (a) Obligations to Lender, (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing and identified on Schedule 6.4, (c) those liabilities existing on the date of this Agreement and shown by the financial statements attached as Schedule 1 to this Agreement, or (d) liabilities secured by liens permitted under Section 6.3.

                  6.5 Loans. Makes loans to any person or entity except for (a) loans to each of the Borrower, inter se, and (b) loans listed on Schedule 6.5.

                  6.6 Guaranties; Contingent Liabilities. (a) Except as provided on Schedule 6.6, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) agree to maintain the working capital or net worth of any person or entity or to make investment in any person or entity (except for short-term investment of excess cash), or (c) guarantees of liabilities under Section 6.4.

                  6.7 Dividends and Other Distributions. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders.

                  6.8 Transactions with Affiliates. Except for transactions among Borrower, inter se and except as provided in Schedule 6.8, enter into any transaction with a person or entity directly or indirectly controlling, controlled by or under the direct or indirect common control of Borrower, on a basis less favorable in a material respect to Borrower than if such transactions were not with such a person or entity.

                  6.9 Sale of Inventory. Sell any of the Inventory or a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right.

                  6.10 Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises listed with the Lender, except for sales of Inventory in the ordinary course of business.

                  6.11 Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

                  6.12 Settlements. Compromise, settle or adjust any claim in a material amount relating to any of the Collateral.

                  6.13 Modification of Governing Documents. Change, alter or modify, or permit any change, alteration or modification of, its Certificate of Incorporation or Bylaws or other governing documents in any way that will have any adverse effect on the Borrower's Obligations to the Lender.

                  6.14 Change Business. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

                  6.15 Change of Location or Name. Change any of the following:
(a) the locations stated in Section 4.12 of this Agreement for the maintenance of the books and records relative to the Accounts and Inventory, (b) the location of the principal place of business or chief executive office of Borrower as stated in Section 4.14 of this Agreement, or (c) the name under which Borrower conducts any of its business operations.

                  6.16 Change of Accounting Practices. Change its present accounting principles or practices in any material respect, except as may be required by changes in generally accepted accounting principles.

                  6.17 Inconsistent Agreement. Enter into any agreement containing any provision that would be violated by the performance of Borrower's obligations under this Agreement or any of the Relevant Documents or under any document delivered or to be delivered by it in connection therewith.

                  6.18 Intentionally Omitted.

                  6.19 Capital Expenditures. During any fiscal year, enter into any agreement to purchase or pay for, or become obligated to pay for, capital expenditures, long term leases, capital leases or sale lease backs, in an amount aggregated in excess of the following amounts:

                           As of                                   Not to Exceed
                           -----                                   -------------
                  January 1, 1996 to December 31,1996                $1,500,000
                  January 1, 1997 to December 31, 1997
                  and in each year thereafter                           750,000

Lender shall not unreasonably withhold its consent in the event the Borrowers request Lender's consent to permit increases in the capital expenditures limits if necessary to accommodate acquisitions and corresponding asset upgrades.

                  6.20 Limitation on Compensation. Pay or become obligated to pay in salaries, bonuses or other compensation to Martin E. Judge, Jr., more than $540,000 in 1996, or more than $780,000 in any year after the Initial Public Offering.

                  6.21 Related Entities. Cause, suffer or permit any Related Entity to fail to observe any covenant stated in this Section 6. as if stated with reference to such Entity.

         7.       ADDITIONAL POWERS OF LENDER

                  7.1 Powers of Attorney. Borrower hereby constitutes and appoints Lender (and any employee or agent of Lender, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Lender's or Borrower's name and at Borrower's expense:

                      (a) Charges Against Credit Balances. Lender, without demand, may charge and withdraw from any credit balance that Borrower may have with Lender, or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Agreement or any of the Relevant Documents.

                      (b) Evidence of Liens. Lender may execute such financing statements and other documents and take such other actions as Lender deems necessary or proper in order to create, perfect or continue the security interests and other liens provided for by this Agreement or any of the Relevant Documents, and Lender may file the same (or a photocopy of this Agreement or of any financing statement signed by Borrower) in any appropriate governmental office.

                      (c) Preservation of Collateral. Lender may take any and all action that it deems necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower that might impair the Collateral or Lender's security interest therein, the purchase of insurance on Collateral, the repair or safeguarding of Collateral, or the payment of taxes, assessment or other liens thereon. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                      (d) Lender's Right to Cure. In the event Borrower fails to perform any of its Obligations, then Lender may perform the same but shall not be obligated to do so. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                      (e) Verification of Accounts. Lender may make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance.

                      (f) Collections; Modifications of Terms. Upon the occurrence and continuance of any Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account for or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Relevant Documents.

                      (g) Notification of Account Debtors. Borrower, at the request of Lender, shall notify the Account Debtors of Lender's security interest in its Accounts. Upon the occurrence and continuance of any Event of Default, Lender may notify the Account debtors on any of the Accounts to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification, Borrower is authorized to collect and enforce the Accounts in accordance with Section 2A.4.

                      (h) Notification as to Inventory. Lender may notify the bailee of any Inventory of Lender's security interest therein.

                      (i) Endorsements. Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other documents or instruments requiring Borrower's endorsement.

                      (j) Mails. Upon the occurrence and continuance of any Event of Default, Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper.

                      (k) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks or drafts constituting insurance proceeds.

                    7.2 Irrevocability; Lender's Discretion. Borrower covenants and agrees that any action in Section 7.1 may be taken at Lender's sole and absolute discretion, at any time and from time to time, and (unless stated specifically to the contrary in Section 7.1 with respect to any power) whether prior or subsequent to an Event of Default, and Borrower hereby ratifies and confirms all action so taken. Borrower further covenants and agrees that the powers of attorney granted by Section 7.1 are coupled with an interest and shall be irrevocable until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents; that said powers are granted solely for the protection of Lender's interest and Lender shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.

         8.         EVENTS OF DEFAULT

                    The occurrence of any of the following shall constitute an Event of Default:

                    8.1 Failure to Pay. Borrower fails to pay when due any principal of or interest on any Revolving Loan or any other sum owing to Lender, including without limitation any of the Obligations arising under this Agreement or any of the Relevant Documents or under any other agreement with Lender;

                    8.2 Failure to Perform. Borrower fails to perform or observe
(a) any covenant, term or condition of this Agreement or any of the Relevant Documents, and (b) any of the other Obligations;

                    8.3 Cross Default; Default on Other Debt. (a) Any other default on any of the Obligations or under any of the Relevant Documents occurs, or (b) default occurs under any indebtedness or other obligation of Borrower or of any guarantor of any of the Obligations, or to any third party that entitles such third party to declare such indebtedness or other obligation due prior to its date of maturity;

                    8.4 False Representation or Warranty. Any representation, warranty or statement contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, proves to have been incorrect in any material respect when made;

                    8.5 Cessation of Business. Borrower ceases to do business as a going concern;

                    8.6 Change in Condition. There occurs any change in the condition or affairs, financing or otherwise, of Borrower or of any endorser, guarantor or surety for any of the Obligations, which in the opinion of Lender impairs Lender's security or increases its risks;

                    8.7 Change in Ownership. Except with respect to shares of the outstanding voting stock sold by Borrower as part of the Initial Public Offering and except for 3,000 shares of Judge, Inc. being transferred from Martin E. Judge, Jr. and Michael Dunn to Katharine A. Wiercinski, Richard Furlano and Margaret Sulpazo, if at any time less than one hundred (100%) percent of the issued and outstanding voting stock of Borrower is owned by persons other than the shareholders holding voting stock of the Borrower on the date of this Agreement; anything to the contrary in the foregoing sentence notwithstanding, at any time, Martin E. Judge, Jr., shall own less than forty percent (40%) of the voting stock of Borrower;

                    8.8 Insecurity. At any time Lender believes that the prospect of payment or performance of any of the Obligations is impaired;

                    8.9 Liquidation or Dissolution. Borrower takes any action to authorize its liquidation or dissolution;

                    8.10 Inability to Pay Debts. Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors; or a bulk sale;

                    8.11 Bankruptcy; Insolvency. Any proceeding is instituted by or against Borrower (and such proceeding is not dismissed within sixty (60) days after it is filed) (a) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Borrower takes any action to authorize or consent to any action described in this Section 8.11;

                    8.12 Judgments. One or more judgment or orders for the payment of money exceeding One Hundred Thousand Dollars ($100,000) in the aggregate are rendered against Borrower, and such judgment or order continues unsatisfied and not effectively stayed for a period of thirty (30) consecutive days;

                    8.13 Attachment. Any substantial part of the assets of Borrower becomes subject to attachment, execution, levy or like process which shall not have been effectively stayed within thirty (30) days after it is served upon the Borrower;

                    8.14 Condemnation. Any governmental agency, or other entity with power to do so, commences proceedings to condemn, seizes or expropriates assets of Borrower necessary for the conduct of Borrower's business as conducted on the date of this Agreement, without material change, or Borrower abandons such assets or suspends operation thereof for a period of thirty (30) consecutive days;

                    8.15 ERISA. With respect to any Plan (as defined in Section
4.17 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender, subject Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower: (a) a reportable event as defined in
Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution by the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multiemployer Plan, or the reorganization, insolvency or termination of a multiemployer Plan,
(f) an accumulation funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

                    8.16 Guaranty. Any guaranty of any of the Obligations ceases to be effective or any guarantor denies liability thereunder.

         9.        REMEDIES

                    9.1 Rights in General. Upon the occurrence of an Event of Default described in Section 8.11, and at the option of Lender upon the occurrence of any other Event of Default and upon ten (10) days written notice of a breach of Sections 8.1, 8.4, 8.5, or 8.10, and upon thirty (30) days written notice of a breach of Sections 8.2, 8.3, 8.6, 8.7, 8.8, 8.9, 8.11, 8.12,
8.13, 8.14, 8.15 or 8.16, (a) all provisions for additional Loans under this Agreement shall terminate, (b) the principal and interest of the Revolving Loan and all other amounts payable under this Agreement and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement, any Notes, or any Relevant Documents, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity.

                    9.2 Specific Rights Regarding Collateral. In addition to the rights as stated generally in Section 9.1, Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

                        (a) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof.

                        (b) Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

                        (c) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each such matter. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity or redemption or other right or claim of Borrower, all of which - together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect - Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral.

                        (d) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (i) is delivered not less than three (3) business days prior to the date of the sale, disposition or other action to which the notice relates, or (ii) is mailed (by ordinary first class mail, postage prepaid) not less than five (5) business days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

                        (e) Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations.

                        (f) Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

                        (g) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

                                    First: To the expenses of collecting,
                           enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement, the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective date such sums are expended;

                                    Second: Any surplus then remaining to the
                            payment of interest and principal of the Loans and other sums payable as part of the Obligations, in such order as Bank elects; and

                                    Third: Any surplus then remaining to
                            Borrower or whomever may be lawfully entitled thereto.

                  9.3    Set-Off. Borrower further agrees that:

                        (a) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or such affiliate to or for the credit or the account of Borrower, against any or all of the Obligations of Borrower now or hereafter existing under this Agreement, the Notes or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

                        (b) If any other lender has participated with Lender with respect to any of the Loans, Borrower hereby authorizes such participating lender, upon the occurrence of any Event of Default, immediately and without notice or other action, at request of Lender, to set off against any of Borrower's Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender.

                      (c) The rights stated in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

                  9.4 Cumulative Remedies; No Waiver by Lender. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default of Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

                  9.5 Waivers and Consents Relating to Remedies. In connection with any action or proceeding arising out of or relating in any way to this Agreement, the Notes, any of the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing:

                      (a) BORROWER AND LENDER WAIVE THE RIGHT TO TRIAL BY JURY AS MORE FULLY SET FORTH IN SECTION 14.15 BELOW;

                      (b) Borrower and Lender consent to the jurisdiction of any court of the Commonwealth of Pennsylvania and of any federal court located in Pennsylvania, and waive any right to object to such court as an inconvenient forum;

                      (c) Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshalling of assets or other restriction upon Lender in dealing with the Collateral; and

                      (d) Borrower agrees that Lender may proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.

         10.      ADDITIONAL WAIVERS AND CONSENTS OF BORROWER.

                  10.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

                  10.2 Consents. Borrower consents to (a) any extension, postponement of time of payment or other indulgence, (b) any substitution, exchange or release of Collateral, (c) any addition to, or release of, any party or person primarily or secondarily liable, and (d) any acceptance of partial payment on any Accounts or instruments and the settlement, compromising or adjustment thereof.


         11.      RELEASE UPON PAYMENT IN FULL

                  11.1 Mutual Release. Upon full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower, Lender and any sureties shall thereupon automatically each be fully, finally and forever released and discharged from any and all claims, liabilities and obligations, whether in contract or tort, arising out of or relating in any way to this Agreement, the Notes or Loans, or any act or omission relating to any of the foregoing or to any of the Collateral or Relevant Documents.

         12.      COSTS, EXPENSES AND TAXES

                  Borrower agrees to pay on demand:

                  (a) all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Relevant Documents, and the other documents to be delivered in connection with this Agreement, or any amendments to any of the foregoing (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender and the cost of appraisals and reappraisals of Collateral).

                  (b) all losses, costs and expenses incurred by Lender in connection with the enforcement of this Agreement, the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations, or in the preservation of any rights of Lender under any thereof, or in connection with legal advice relating to the rights or responsibilities of Lender under any thereof (including without limitation court costs and the reasonable fees and expenses of attorneys, accountants and appraisers), and any expenditure made by Lender in accordance with Section 7.1(b) or (c) of this Agreement; and

                  (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, or any of the Relevant Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

                  With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this Section 12,

Borrower shall also pay Lender interest on such amount at the Default Rate. Borrower's obligations under this Section 12 shall survive termination of the other provisions of this Agreement.

         13.      INDEMNIFICATION BY BORROWER

                  Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with:

                  (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, the Notes, the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing;

                  (b) any taxes, liabilities, claims or damages relating to the Collateral or Lender's liens thereon;

                  (c) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

                  (d) the requirement of this Section 13 by the Borrower to indemnify the Lender shall not apply in any litigation between the Lender and the Borrower.

         14.      MISCELLANEOUS

                  14.1 Opinion of Counsel for Borrower and Sureties. The Borrower shall cause its attorneys to issue an opinion to the Lender on such matters as the Lender may require from time to time including but not limited to the organization and existence of the Borrower and Sureties, the enforceability and validity of the Loan Documents, the enforceability of the Loans and opinions on such other matters as Lender may reasonably request.

                  14.2 Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Schedules thereto), the Notes, and the Relevant Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement, the Notes or any of the Relevant Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  14.3 Notices. All notices and other communications relating to this Agreement or the Notes (or to any of the Relevant Documents, unless otherwise specified therein) shall be in writing and addressed as follows:

                  If to Lender:         PNC Bank, National Association
                                        100 S. Broad Street, 7th Floor
                                        Philadelphia, Pennsylvania  19110
                                        Attention: Commercial Finance Department

                  If to Borrower:       c/o The Judge Group, Inc., et al.
                                        Two Bala Plaza, Suite 800,
                                        Bala Cynwyd, Pennsylvania  19004
                                        Attention: Martin E. Judge, Jr.,
                                         Chief Executive Officer

                  or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice.

                  14.4 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

                  14.5 Joint Borrowers. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each such party and each such party shall be jointly and severally liable as Borrower for the Obligations as defined herein without regard to which party receives the proceeds of any of the Loans. Each such party hereby acknowledges that it expects to derive economic advantage from each of the Loans.

                  14.6 Cross Default; Cross Collateral. Borrower hereby agrees that (a) all other agreements between Borrower and Lender or any of its affiliates is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of its affiliates and the collateral pledged under any other agreement with Lender or any of its affiliates secures the Obligations under this Agreement.

                  14.7 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement, the Notes, the Relevant Documents and the other documents delivered in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. Anything to the contrary contained herein notwithstanding, this Agreement and the Relevant Documents executed by the Borrower and/or the Sureties in connection herewith, shall not be effective until (i) executed by the Borrower and delivered to the Bank's offices in Pennsylvania and (ii) duly signed by two officers of the Bank in Pennsylvania.

                  14.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  14.9 Severability of Provisions. Any provision of this Agreement, the Notes or any of the Relevant Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Notes or such Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

                  14.10 Headings. The heading preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

                  14.11 Schedules. All of the Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

                  14.12 Further Acknowledgements and Agreements of Borrower and the Lender.

                       (a) General Acknowledgements.

                          (1) Borrower and the Lender acknowledge and agree that
they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits attached hereto and any and all other documents and items as they or their counsel have deemed appropriate, and (ii) have entered into this Agreement and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel.

                          (2) Borrower and Lender acknowledge and agree that, to
the extent deemed necessary by them or their counsel, they and their counsel have independently reviewed, investigated and/or have full knowledge of all aspects of the transaction and the basis for the transaction contemplated by this Agreement and/or have chose not to so review and investigate (in which case, Borrower acknowledges and agrees that it has knowingly and upon the advice of counsel waived any claim or defense based on any fact or any aspect of the transaction that any investigation would have disclosed), including without limitation:

                              (i) the risks and benefits of the various waivers of rights contained in this Agreement, including but not limited to, the waiver of the right to a jury trial;

                              (ii) the adequacy of the consideration being transferred under this Agreement, including the adequacy of the consideration for the Mutual Release as set forth in Section 11.3 hereof;

                          (3) Borrower has made its own investigation or elected
not to make such investigation as to all matters it deems material to this transaction and has not relied on any statement of fact or opinion, disclosure or non-disclosure of the Lender, and has not been induced by the Lender in any way, except for the consideration recited herein, in entering into this Agreement and executing the closing documents contemplated hereby, and further acknowledges that the Lender has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in connection with this Agreement, and Borrower is not relying on any such representations or warranties.

                          (4) Borrower acknowledges and agrees that, after
careful consideration, it does not deem any matter not reviewed or investigated by it to be material to this Agreement and the transaction contemplated hereby.

                  14.13 Prior Agreements. This Agreement is an amendment and restatement of the terms and conditions of the lending relationship between Borrower and Lender as previously set forth in Relevant Documents, and any amendments or supplements to the aforementioned agreements, and is not a new loan agreement, and all of the terms and conditions of the aforementioned agreements shall remain in full force and effect as though set forth herein at length, to the extent not inconsistent with the terms of this Agreement. To the extent of any inconsistencies, the terms of this Agreement shall control.

                  14.14 Liability of Sureties. By executing this Agreement, the Lender is not releasing any existing Surety with respect to the obligations of Borrower to the Lender.

                  14.15 WAIVER OF JURY TRIAL.

                  BORROWER, SURETIES AND LENDER, UPON ADVICE FROM THEIR RESPECTIVE COUNSEL, HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, EXPRESSLY AND MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENTS EVIDENCING THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS EVIDENCING THE LOAN, OR THE TRANSACTIONS RELATED HERETO OR THERETO, OR (C) IN ANY LITIGATION BETWEEN THE PARTIES, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE THIS ORIGINAL AGREEMENT OR A COPY THEREOF WITH ANY COURT AS WRITTEN EVIDENCE TO THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.

                  IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers and sealed with their seal the day and year first above written.

                                        THE JUDGE GROUP, INC. (Borrower)
Attest:

/s/ Katharine A. Wiercinski             By: /s/ Martin E. Judge, Jr.
------------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary         Martin E. Judge, Jr.,
(Corporate Seal)                           Chief Executive Officer

                                        JUDGE, INC. (Borrower)
Attest:

/s/ Katharine A. Wiercinski             By: /s/ Martin E. Judge, Jr.
------------------------------------        ------------------------------------
Katharine A. Wiercinski, Secretary          Martin E. Judge, Jr.,
(Corporate Seal)                            Chief Executive Officer

                                        JUDGE TECHNICAL SERVICES, INC.
                                        (Borrower)
 Attest:

/s/ Katharine A. Wiercinski             By: /s/ Martin E. Judge, Jr.
------------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary         Martin E. Judge, Jr.,
(Corporate Seal)                           Chief Executive Officer



                         SIGNATURES CONTINUED ON PAGE 48

                        SIGNATURES CONTINUED FROM PAGE 47

                                        THE BERKELEY ASSOCIATES CORP.
                                        (Borrower)
Attest:

/s/ Katharine A. Wiercinski             By: /s/ Martin E. Judge, Jr.
------------------------------------        -----------------------------------
Katharine A. Wiercinski, Secretary          Martin E. Judge Jr.,
(Corporate Seal)                            Chief Executive Officer

                                        JUDGE PROFESSIONAL SERVICES, INC.
                                        (Borrower)
 Attest:

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
------------------------------------       ------------------------------------
Katharine A. Wiercinski, Secretary         Martin E. Judge, Jr.,
(Corporate Seal)                           Chief Executive Officer

                                       JUDGE IMAGING SYSTEMS, INC.
                                       (Borrower)
Attest:

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
-----------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary        Martin E. Judge, Jr.,
(Corporate Seal)                          Chief Executive Officer

                                       JUDGE ELECTRONICS SERVICES OF
                                       FLORIDA, INC.
Attest:                                (Borrower)

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
-----------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary        Martin E. Judge, Jr.,
(Corporate Seal)                          Chief Executive Officer

                                       JUDGE INC. OF NEW JERSEY
Attest:                                (Borrower)

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
-----------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary        Martin E. Judge, Jr.,
(Corporate Seal)                          Chief Executive Officer


                                       JUDGE TECHNICAL SERVICES OF
                                       N.J., INC.
Attest:                               (Borrower)

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
-----------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary        Martin E. Judge, Jr.,
(Corporate Seal)                          Chief Executive Officer

                         SIGNATURES CONTINUED ON PAGE 49

                                       JUDGE ACQUISITION, INC. (Borrower)
Attest:

/s/ Katharine A. Wiercinski            By: /s/ Martin E. Judge, Jr.
-----------------------------------       -------------------------------------
Katharine A. Wiercinski, Secretary        Martin E. Judge, Jr.,
(Corporate Seal)                          Chief Executive Officer

Witness:

/s/ Katharine A. Wiercinski               /s/ Martin E. Judge, Jr.        (Seal)
-----------------------------------       --------------------------------------
                                          Martin E. Judge, Jr.,
                                          individually (Surety)

Witness:

/s/ Katharine A. Wiercinski               /s/ Michael A. Dunn             (Seal)
-----------------------------------       --------------------------------------
                                          Michael A. Dunn
                                          individually (Surety)



Witness:

/s/ Katharine A. Wiercinski               /s/ Kathleen  A. Dunn           (Seal)
-----------------------------------       --------------------------------------
                                          Kathleen A. Dunn
                                          individually (Surety)

                                       PNC BANK, NATIONAL ASSOCIATION
                                       (Lender)


                                       By: /s/ Joseph G. Meterchick
                                          -----------------------------------
                                          Joseph G. Meterchick,
                                          Vice President



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